Exhibit T3C2

FIRST SUPPLEMENTAL INDENTURE

DECEMBER 10, 2014

LDK SOLAR CO., LTD. in provisional liquidation

as Company

MR. PENG XIAOFENG

as Additional Guarantor

LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD.

as Subsidiary Guarantor

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Trustee, as Paying Agent and as Conversion Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Transfer Agent and as Registrar

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Collateral Agent

5.535% CONVERTIBLE SENIOR NOTES DUE 2016

1

FIRST SUPPLEMENTAL INDENTURE, dated as of December 10, 2014,

AMONG:

(1) LDK SOLAR CO., LTD. in provisional liquidation, an exempted company and incorporated with limited liability under the laws of the Cayman Islands with registered number 166736, including its successor pursuant to the applicable provisions hereof, acting through its Provisional Liquidators without personal liability (the Company);

(2) LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 234412 and registered as a non-Hong Kong company with the Hong Kong Companies Registry under CR No. F0018833 (the Subsidiary Guarantor);

(3) MR. PENG XIAOFENG, a national of the People’s Republic of China (the Additional Guarantor, and together with the Subsidiary Guarantor, the Guarantors);

(4) THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee hereunder, including any successor thereof designated hereunder (the Trustee), as paying agent (the Paying Agent) and conversion agent (the Conversion Agent) hereunder, including any successor thereof designated hereunder;

(5) THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as transfer agent hereunder, including any successor thereof designated hereunder (the Transfer Agent), and as registrar hereunder, including any successor thereof designated hereunder (the Registrar); and

(6) THE BANK OF NEW YORK MELLON, LONDON BRANCH, as collateral agent hereunder, including any successor thereof designated herein (the Collateral Agent).

Pursuant to the Schemes, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued hereunder.

WHEREAS:

(A)	The Company, the Subsidiary Guarantor, the Trustee, the Paying Agent, the Conversion Agent, the Collateral Agent, the Transfer Agent and the Registrar have heretofore executed and delivered an Indenture dated as of the date hereof (the Original Indenture, and together with this First Supplemental Indenture, the Indenture), providing for, among other things, (i) the issuance of the 5.535% Convertible Senior Notes due 2016 (the Securities) and (ii) the guarantees of the Securities by the Subsidiary Guarantor (the Guarantee).

(B)	Pursuant to the Schemes, the Additional Guarantor has agreed for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities to execute and deliver a supplemental indenture to the Indenture providing for an unsubordinated guarantee of payments under the Securities.

(C)	Pursuant to the Indenture, each new Guarantor is required to enter into a supplemental indenture which supplemental indenture may be entered into without the consent of the Holders pursuant to Section 8.01(d).

ARTICLE I. INCORPORATION OF PREVIOUS DOCUMENTS

Section 1.01 INCORPORATION OF PREVIOUS DOCUMENTS.

This First Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 1.02 DEFINITIONS.

Except as otherwise expressly provided herein or unless the context otherwise requires, each capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. The terms “hereof,” “herein,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.

Section 1.03 GOVERNING LAW.

The law of the State of New York shall govern this First Supplemental Indenture.

Section 1.04 VALIDITY AND SUFFICIENCY OF THE FIRST SUPPLEMENTAL INDENTURE.

Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 1.05 COUNTERPARTS.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

The Additional Guarantor makes, for the benefit of Trustee and the Holders, each of the representations and warranties as follows:

(a)	Competency. The Additional Guarantor, at the time of executing this First Supplemental Indenture and giving of the Guarantee, is over the age of 18 years and is of sound mind, memory and understanding and not under any restraint or in any respect incompetent to enter into these presents.

(b)	Legal Representation. (i) The Additional Guarantor has had the opportunity to engage counsel to review the Indenture, the Securities and the Guarantee and to advise the Additional Guarantor with respect thereto, (ii) the Additional Guarantor has reviewed and understands the meaning and intent of the Indenture, the Securities and the Guarantee, (iii) the Additional Guarantor is executing this First Supplemental Indenture free from any undue influence, coercion, duress, or menace of any kind, and (iv) the Indenture, the Securities and the Guarantee is the product of informed negotiations and compromises after consultation with counsel.

(c)	No Conflict. The execution, delivery and performance by Additional Guarantor of this First Supplemental Trust Deed and the giving of the Guarantee will not (i) violate any provision of law applicable to the Additional Guarantor, or any order, judgment or decree of any court or other agency of government binding on the Additional Guarantor, (ii) be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Additional Guarantor, (iii) result in or require the creation or imposition of any Lien upon any of his properties or assets, or (iv) require the approval or consent of any Person under any contractual obligation of the Additional Guarantor.

(d)	Binding Obligation. This First Supplemental Indenture has been duly executed and delivered and constitute a legal, valid and binding obligation of the Additional Guarantor, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

(e)	Government Authorizations. No authorization or approval or other action by, and no notice to or filing with, any court or governmental authority or other Person is required for the Additional Guarantor’s consummation of this First Supplemental Indenture or the due execution, delivery or performance by the Additional Guarantor of the Guarantee.

ARTICLE III. ADDITION OF THE ADDITIONAL GUARANTOR AS A PARTY TO THE INDENTURE

Section 3.01 THE INDENTURE

By execution of this First Supplemental Indenture, the Additional Guarantor agrees that it shall be a party to, and shall be subject to, bound by and entitled to the benefits of, the Indenture, as supplemented by this First Supplemental Indenture, as a Guarantor thereunder.

Section 3.02 THE GUARANTEE

The Additional Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article X thereof. Such Guarantee will be notated to the Securities substantially in the form set forth in SCHEDULE 1.

Section 3.03 SAFE REGISTRATION

The Additional Guarantor hereby agrees to register the Indenture with the State Administration of Foreign Exchange of the PRC (or the relevant local branches or administrative offices) (SAFE) within fifteen (15) working days after the date of this First Supplemental Indenture and take any other action required by SAFE to be taken in order for the Indenture to be effective and enforceable under any laws and regulations applicable to the Additional Guarantor.

Section 3.04 APPOINTMENT OF PROCESS AGENT

As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, the Additional Guarantor shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Additional Guarantor shall to the extent permitted by law be deemed in every respect effective service of process upon the Additional Guarantor in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to him at his address as provided for notices hereunder. The Additional Guarantor hereby appoints Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, New York 10017, as his agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

Section 3.05 NOTICES

Any notice or communication to the Additional Guarantor under SECTION 13.02 of the Original Indenture shall be to the address as follows:

Peng Xiaofeng

1950 Saiwei Blvd, Hi-Tech Industrial Park, Xinyu City, Jiangxi Province, China, 338000

[SIGNATURE PAGES FOLLOW]

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

LDK SOLAR CO., LTD. in provisional liquidation

By:
Signed by a Provisional Liquidator as agent and without personal liability

MR. XIAOFENG PENG, as Additional Guarantor

By:
Name:	Xiaofeng Peng

LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD., as Subsidiary Guarantor

By:
Name:	Tong, Xingxue
Title:	Director

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee, as Paying Agent and as Conversion Agent

By:
Name:	Michael Cheng
Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Transfer Agent and as Registrar

By:
Name:	Michael Cheng
Title:	Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Collateral Agent

By:
Name:	Michael Cheng
Title:	Vice President

SCHEDULE 1

FORM OF NOTATION OF GUARANTEE BY ADDITIONAL GUARANTOR

For value received, the Additional Guarantor (which term includes any successor Person under the Indenture) has fully, irrevocably and unconditionally guaranteed, as principal obligor, to each Holder of a Security authenticated by the Trustee, and to the Trustee and its successors and assigns, to the extent set forth, and subject to the provisions, in the Indenture dated as of the date hereof (the Original Indenture) among the Company, LDK Silicon & Chemical Technology Co., Ltd. (the Subsidiary Guarantor), The Bank of New York Mellon, London Branch, as trustee (the Trustee), paying agent and conversion agent, The Bank of New York Mellon (Luxembourg) S.A. as transfer agent and registrar, and The Bank of New York Mellon, London Branch as collateral agent (together with the paying agent, conversion agent, the registrar and collateral agent, the Agents), as amended and supplemented by the First Supplemental Indenture dated as of the date hereof (together with the Original Indenture, the Indenture) among the Company, the Additional Guarantor, the Subsidiary Guarantor, the Trustee and the Agents the due and punctual payment of the principal of, premium, if any, and interest on, the Securities and all other amounts (including any Additional Amounts) payable under the Securities and the Indenture, when and as the same shall become due and payable, whether on an interest payment date, at the Stated Maturity date, by declaration of acceleration, or otherwise. The obligations of the Additional Guarantor to the Holders and to the Trustee pursuant to the Guarantee hereof and the Indenture are expressly set forth in ARTICLE X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

XIAOFENG PENG, as Additional Guarantor

By:
Name:	Xiaofeng Peng

Date: